Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of AdvisorShares Trust and to the use of our report dated August 27, 2018 on the financial statements and financial highlights of Wilshire Buyback ETF, a series of AdvisorShares Trust. Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania

October 9, 2018